UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 9, 2010
Date of Report (Date of earliest event reported)

COMMUNITY BANK SHARES OF INDIANA, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-25766	35-1938254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana		47150
(Address of principal executive offices)		(Zip Code)

812-944-2224
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

This Form 8-K is being filed with the Securities and Exchange Commission to provide a description of Community Bank Shares of Indiana, Inc.’s (the “Company,” “our,” “we” or “us”) common stock, $0.10 par value per share, in connection with a Form S-3 registering securities under the Company’s Dividend Reinvestment Plan to be filed on or about the date hereof.

DESCRIPTION OF COMMON STOCK

Common Stock

Our Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), authorize us to issue 10,000,000 shares, $0.10 par value per value, of our common stock (“Common Stock”).

Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors.  However, there are certain restrictions on our Board’s ability to declare and pay those dividends.  These restrictions are:

1.  Under Indiana Code Section 23-1-28-3, dividends may not be declared and paid if, after giving effect to such declaration and payment (a) the Company would not be able to pay its debts as they become due in the usual course of business or (b) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the declaration and payment of such dividends, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

2.  Under the terms of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A (the “Series A Stock”), so long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends on the Series A Stock for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever may be paid or declared on our Common Stock, other than a dividend payable solely in Common Stock.

3.  Further, without the approval of the United States Department of the Treasury, or unless all of the Series A Stock has been redeemed or transferred by the Treasury Department, until May 29, 2012, we are not permitted to increase dividends on our Common Stock above the amount of the last quarterly cash dividend per share we declared prior to October 14, 2008, which was $0.175 per share.

In addition, under the terms of the Series A Stock and our agreement with the Treasury Department, there are restrictions on our ability to repurchase shares of Common Stock until the earlier of the (i) Series A Stock has been redeemed or transferred by the Treasury Department or (ii) May 29, 2012, or even after such time during any period the Series A Stock is outstanding and we are in arrears on our dividends payable on the Series A Stock.

In the event of liquidation, holders of our Common Stock are entitled to share pro-rata in any distribution, after payment of all of our debts and liabilities and after the holders of any class of stock having preference over the Common Stock, including the Series A Stock, have been paid in full any sums to which they may be entitled.  There are no pre-emptive rights, conversion rights, redemption provisions or sinking fund provisions applicable to our Common Stock.

Registrar and Transfer Agent

The registrar and transfer agent for our Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Voting

Each share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors.  The affirmative vote of a plurality of the votes duly cast is required for the election of directors (that is, the nominees receiving the greatest number of votes will be elected).  In the election of directors, cumulative voting is not permitted.

Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock no par value per share.  Our Board of Directors, without a stockholder vote, is empowered to issue these shares in series and to set the rights pertaining to these shares, including rights to dividends, redemption, liquidation, conversion and voting.  Such preferred stock may be senior to our Common Stock respecting dividends and rights upon liquidation and may have other preferences and rights more favorable than our Common Stock.

On May 29, 2009, as part of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), the Company issued and sold 19,468 shares of its the “Series A Stock, no par value, having a liquidation preference of $1,000 per share.  The Series A Stock will accrue cumulative dividends at a rate of 5% per annum on the liquidation value of $1,000 per share for the first five years, and 9% per annum thereafter.  The dividends will only be paid when declared by the Company’s Board of Directors.  The Series A Stock is generally non-voting and has no maturity date.  The Series A Stock may be redeemed by the Company after August 15, 2012.  Under the terms of the Series A Stock, prior to August 15, 2012, the Series A Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities and would require the approval of the Federal Reserve Board of Governors.  However, by act of Congress the Department of the Treasury must permit the Company to repurchase the Series A Stock at any time upon approval of the Federal Reserve Board of Governors.

As of July 9, 2010, we have outstanding 19,468 shares of preferred stock, consisting solely of Series A Stock.

Anti-Takeover Provisions

Our Articles of Incorporation contain provisions and the Indiana Business Corporation Law contains statutes that have anti-takeover implications.  These provisions and statutes are summarized below, but are subject to numerous detailed exceptions and qualifications.  For a complete understanding of these provisions and statutes, you should read our Articles of Incorporation and the Indiana Code Section 23-1-31-1, et seq.  These provisions and statutes could also have the effect of creating impediments to extraordinary corporate transactions and frustrating persons seeking to effect a merger or otherwise gain control of us in a transaction opposed by our Board of Directors.

Preferred Stock.  To hinder a proposed transaction opposed by our Board of Directors, we could issue shares of our preferred stock that might create voting impediments to extraordinary corporate transactions or frustrate persons seeking to effect a merger or otherwise gain control of us.

Classified Board.  In addition to our ability to issue preferred stock, our Articles of Incorporation establish a classified board of directors.  Under this provision, one-third of our directors are elected each year for a three-year term.  Directors may be removed without cause, but only by a vote of 80% of the shares entitled to vote at an election of our directors.  Also, our Articles of Incorporation provide that the range of number of directors, as determined by resolution of the Board of Directors as provided in the Bylaws, can only be changed by the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote generally in an election of directors, voting as a single class, unless any class or series of shares is entitled to vote as a class, in which event the proposed amendment must be adopted upon receiving the affirmative vote of the holders of two-thirds of the shares within each class or series of outstanding shares entitled to vote as a class and of at least two-thirds of the total outstanding shares entitle to vote.

Transactions with 10% Holders.  Under our Articles of Incorporation, the approval of some extraordinary transactions with any person or entity holding 10% or more of our voting stock may require the affirmative vote of holders of at least 80% of the outstanding shares entitled to vote, as explained below.

Under our Articles of Incorporation, extraordinary transactions with any person or entity holding 10% or more of our voting stock or that person’s affiliate or associate that would involve a change in our control, such as mergers and other acquisition transactions, may require the approval of holders of at least 80% of each class of our outstanding voting securities.

Business Combinations.  The Company has elected not to be governed by Indiana’s Business Combination Statute.  However, under our Articles of Incorporation, we have adopted certain provisions relating to business combinations that apply to some transactions in which we might be a party and in which any related person, or affiliates or associates of related persons, might be a party.  Under these provisions, a “related person” means any person (other than us and our majority-owned subsidiaries or a trustee holding stock for the benefit of employees of the Company or our majority-owned subsidiaries):

•	who beneficially owns 10% or more of our outstanding voting stock, or
•	who is one of our affiliates and at any time during the two-year period immediately prior to the announcement of a business combination owned 10% or more of our outstanding voting stock, or
•
who is an assignee or successor (through a non-public transaction or series of transactions) of our outstanding voting stock that was owned by a related person at any time within the two-year period immediately prior to the announcement of a business combination.

The business combination transactions covered by these provisions include, among other things, mergers, certain dispositions of assets, certain issuances and transfers of securities, certain recapitalizations and reorganizations, as well as other specified transactions involving us and a related person or its affiliates or associates.

Subject to exceptions and qualifications, these provisions prohibit us from engaging in a business combination with a related person or such related person’s affiliates or associates.  Any covered business combination with a related person must be approved by:

•	the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of our voting stock, and
•
the affirmative vote of the holders of a majority of the outstanding voting stock that are not beneficially owned or controlled, directly or indirectly, by a related person or an affiliate or associate of such related person;

or
•	two-thirds of the Whole Board of Directors prior to the acquisition by the related person of 10% or more of the outstanding voting stock of the Company;
or
•	two-thirds of the Whole Board of Directors and a majority of the Continuing Directors after the acquisition by the related person of 10% or more of the outstanding voting stock of the Company.

The “Whole Board of Directors” means the total number of directors which the Company would have if there were no vacancies.  A “Continuing Director” is:
•	an individual who is not an affiliate or associate of a related person and who was a director before the related person became a related person; or
•	an individual who is not an affiliate or associate of a related person and was designated before initial election as a Continuing Director by a majority of our other Continuing Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: July 7, 2010	By:	/s/ James D. Rickard
James D. Rickard
President and Chief Executive Officer